UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2016

Bellerophon Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36845	47-3116175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

184 Liberty Corner Road, Suite 302 Warren, New Jersey	07059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 574-4770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

 On May 27, 2016, Bellerophon Therapeutics, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”), with  FBR Capital Markets & Co. and MLV & Co. LLC (collectively, the “Distribution Agents”) pursuant to which the Company may issue and sell shares of its common stock, par value $0.01 per share (the “common stock”) having an aggregate offering price of up to $5,700,000 through the Distribution Agents. Any sales of shares of the common stock pursuant to the Sales Agreement will be made under the Company’s effective shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-211166) and the related prospectus supplement dated May 27, 2016 and filed on May 27, 2016.

The Distribution Agents may sell the shares of common stock by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), , including sales made directly on or through the NASDAQ Global Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices, and/or any other method permitted by law. Subject to the terms and conditions of the Sales Agreement, the Distribution Agents will use their commercially reasonable efforts consistent with their normal trading and sales practices and applicable laws, rules and regulations to sell the shares of the Company’s common stock from time to time, based upon the Company’s instructions (including any price, time or size limits or other parameters or conditions the Company may impose). The Company will pay the Distribution Agents a commission of 3.0% of the gross proceeds of the sale of any shares of common stock sold through the Distribution Agents under the Sales Agreement. The Company has also provided the Distribution Agents with customary indemnification rights.

The Company is not obligated to make any sales of common stock under the Sales Agreement and no assurance can be given that the Company will sell any shares under the Sales Agreement, or, if it does, as to the price or amount of shares that it will sell, or the dates on which any such sales will take place. The Sales Agreement will terminate upon the earlier of the sale of all common stock subject to the Sales Agreement or termination of the Sales Agreement by the Company or the Distribution Agents as permitted therein.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Sales Agreement is also incorporated by reference into the Registration Statement. A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., relating to the legality of the shares of common stock issuable under the Sales Agreement, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is also incorporated by reference into the Registration Statement.

The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

1.1	At Market Issuance Sales Agreement, dated as of May 27, 2016, between the Company and FBR Capital Markets & Co. and MLV & Co. LLC.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLEROPHON THERAPEUTICS, INC.

Date: May 27, 2016	By:	/s/ Fabian Tenenbaum
Fabian Tenenbaum Chief Financial Officer and Chief Business Officer